              As Filed With the Securities and Exchange Commission
                                 on May 9, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                         PERFORMANCE FOOD GROUP COMPANY
             (Exact name of registrant as specified in its charter)

                TENNESSEE                                       54-0402940
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                        Identification No.)


      6800 PARAGON PLACE, SUITE 500                               23230
           RICHMOND, VIRGINIA                                   (Zip Code)
(Address of Principal Executive Offices)


        PERFORMANCE FOOD GROUP COMPANY 1993 EMPLOYEE STOCK INCENTIVE PLAN
               PERFORMANCE FOOD GROUP EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 ROGER L. BOEVE
                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                     (Name and address of agent for service)

                                 (804) 285-7340
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
 Title of securities      Amount to be       Proposed maximum    Proposed maximum     Amount of
   to be registered        registered       offering price per  aggregate offering  registration
                                                  share                price             fee
=================================================================================================

Common Stock (1)       57,024 shares              $23.57            $ 1,344,056          $   336
-------------------------------------------------------------------------------------------------

Common Stock (2)       149,268 shares             $17.35            $ 2,589,800          $   647
-------------------------------------------------------------------------------------------------

Common Stock (3)       2,693,708 shares           $27.14(4)         $73,109,235(4)       $18,277
-------------------------------------------------------------------------------------------------

Total                  2,900,000 shares                             $77,043,091          $19,261
=================================================================================================

(1) Represents shares reserved for issuance at $23.57 per share under the Company's 1993 Employee Stock Incentive Plan.
(2) Represents shares reserved for issuance at $17.35 per share under the Company's Employee Stock Purchase Plan.
(3) Represents 2,342,976 and 350,732 shares reserved for issuance pursuant to future grants under the Company's 1993 Employee Stock Incentive Plan and Employee Stock Purchase Plan, respectively.
(4) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Performance Food Group Company, a Tennessee corporation (the "Registrant"), for the Registrant's 1993 Employee Stock Incentive Plan and Employee Stock Purchase Plan, each as amended.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

         The Registration Statements on Form S-8 (Registration Nos. 33-72400, 333-12223 and 333-78229) previously filed by the Registrant with the Securities and Exchange Commission on December 2, 1993, September 18, 1996, and May 11, 1999, respectively, are hereby incorporated by reference herein.

Item 8.  Exhibits

       Exhibit Number                        Description
       --------------   ---------------------------------------------------------

             5          Opinion of Bass, Berry & Sims PLC

            23.1        Consent of KPMG LLP

            23.2        Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

             24         Power of Attorney (included on page II-3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 9th day of May, 2001.


                                    PERFORMANCE FOOD GROUP COMPANY



                                    By: /s/ Robert C. Sledd
                                        ----------------------------------------
                                        Robert C. Sledd
                                        Chairman of the Board and
                                        Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Robert C. Sledd and Roger L. Boeve, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Robert C. Sledd                       Chairman of the Board,                     May 9, 2001
------------------------------------         Chief Executive Officer and
Robert C. Sledd                              Director (Principal Executive
                                             Officer)

/s/ C. Michael Gray                       President, Chief Operating Officer         May 9, 2001
------------------------------------         and Director
C. Michael Gray


/s/ Roger L. Boeve                        Executive Vice President and Chief         May 9, 2001
------------------------------------         Financial Officer (Principal
Roger L. Boeve                               Financial and Accounting Officer)


/s/ Charles E. Adair                      Director                                   May 9, 2001
------------------------------------
Charles E. Adair

Signature                                 Title                                      Date
---------                                 -----                                      ----

/s/ Fred C. Goad, Jr.                     Director                                   May 9, 2001
------------------------------------
Fred C. Goad, Jr.


/s/ Timothy M. Graven                     Director                                   May 9, 2001
------------------------------------
Timothy M. Graven


/s/ H. Allen Ryan                         Director                                   May 9, 2001
---------------------------
H. Allen Ryan


/s/ John E. Stokely                       Director                                   May 9, 2001
------------------------------------
John E. Stokely

                                  EXHIBIT INDEX

       Exhibit Number                        Description
       --------------   ---------------------------------------------------------

             5          Opinion of Bass, Berry & Sims PLC

            23.1        Consent of KPMG LLP

            23.2        Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

             24         Power of Attorney (included on page II-3)